Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated August 2, 2021, with respect to the combined financial statements of Wolo Mfg. Corp. and Wolo Industrial Horn & Signal, Inc. for the years ended December 31, 2020 and 2019, in 1847 Holdings LLC’s registration statement on Form S-1. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT

August 27, 2021